Exhibit 11.1

                                   Exhibit 11

                Statement Re: Computation of Per Share Earnings


                                                  Year Ended March 31,

                                                  1997           1996
                                               ----------     ----------
Primary
-------
Weighted average common shares outstanding
  during the year                               1,540,116      1,445,529

Common shares issuable in connection with
  assumed exercise of options under the
  treasury stock method                           140,297         50,208
                                               ----------     ----------

Total                                           1,680,413      1,495,737
                                               ==========     ==========
Net income                                     $2,651,686     $4,049,955
                                               ==========     ==========

Per share earnings                             $     1.58     $     2.71
                                               ==========     ==========